UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2011

TELENAV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34720	77-0521800
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1130 Kifer Road

Sunnyvale, California 94086

(Address of principal executive offices) (Zip code)

(408) 245-3800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2011 Annual Meeting of Stockholders of TeleNav, Inc. (the “Company”) was held on November 15, 2011. The following proposals were submitted to a vote of the stockholders and were approved:

Proposal No. 1 — Election of Director

The stockholders elected Shawn Carolan to serve as a Class II director on the Company’s Board of Directors as set forth below:

	Votes For	Votes Withheld
Shawn Carolan	27,812,748	1,865,658

Proposal No. 2 — Non-Binding Advisory Vote on Executive Compensation

The results of the voting were 28,900,621 votes for, 768,278 votes against, 9,507 abstentions, and 4,684,199 broker non-votes. The stockholders approved the 2011 compensation awarded to the Company’s named executive officers.

Proposal No. 3 — Non-Binding Advisory Vote on the Frequency of Holding an Advisory Stockholder Vote on Executive Compensation

The results of the voting were 24,684,458 votes for every three years, 10,474 votes for every two years, 4,977,367 votes for every one year, 6,107 abstentions, and 4,684,199 broker non-votes. The Company’s Board of Directors intends to follow the three year approval cycle, which received the highest number of stockholder votes, accordingly.

Proposal No. 4 — Ratification of Appointment of Independent Registered Public Accountants

The stockholders voted to ratify the appointment of Ernst & Young, LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2012, as set forth below:

Votes For	34,315,144
Votes Withheld	14,641
Abstentions	32,820
Broker Non-Votes	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: November 17, 2011	By:	/s/ Loren Hillberg
	Name:	Loren Hillberg
	Title:	General Counsel and Secretary